EXHIBIT 99.1

CARS Announces Strong Preliminary Third-Quarter 2020 Results

Solutions Strategy Drives Expected Quarter-over-Quarter Growth in Dealer Customers and ARPD

Focused Execution Drives Expected Year-over-Year Growth in Adjusted EBITDA

CHICAGO, October 14, 2020 /PRNewswire/ -- Cars.com Inc. (NYSE: CARS) (“CARS”), a leading digital marketplace and solutions provider for the automotive industry, announced strong business momentum in its preliminary results for the third quarter of 2020.

Based on preliminary information, CARS expects third quarter revenue of approximately $142 to $144 million and an Adjusted EBITDA margin between 33% and 34%. A measured approach to investment in the business helped drive a strong estimated quarterly Adjusted EBITDA margin and year-over-year growth in Adjusted EBITDA. CARS expects to continue to invest in the business through increased marketing and selective hiring to drive growth in the coming quarters. CARS continues to work to reduce leverage and optimize its capital structure.

CARS continued to see strong value delivery to its customers during the third quarter, capitalizing on consumers’ desire to connect with dealers digitally, leading to all-time low cancellation rates and net growth of nearly 100 dealer customers during the quarter.

“The digital car-buying market has strengthened and dealer customers are further leveraging our unique digital solutions to drive profitable sales. Our preliminary results show continued momentum in our business with all-time high retention rates, sequential growth in dealer customers and ARPD and year-over-year growth in traffic and Adjusted EBITDA,” said Alex Vetter, President and Chief Executive Officer of CARS.

Additionally, based on preliminary results, net loss for the third quarter is expected to be between $10 and $12 million, primarily due to an approximately $31 million non-cash charge for the correction of an error related to the calculation of the valuation allowance for income taxes established in connection with an impairment recorded in the first quarter of 2020. The adjustment is not material in the context of CARS’ first quarter net loss of $787 million, which was primarily the result of a $906 million impairment charge, and thus is being recorded in the third quarter. This non-cash adjustment will be recorded within the income tax line of the financial statements and has no impact on Adjusted EBITDA or Free Cash Flow.

CARS ended the third quarter of 2020 with approximately $44 million of cash and cash equivalents and $598 million in debt outstanding after paying down approximately $48 million in debt during the quarter.

The preliminary estimates for the quarter ended September 30, 2020 set forth herein are not yet complete and are based on information available to our management team as of the date hereof. We have prepared the preliminary estimates disclosed in good faith based upon our internal reporting. These estimates are preliminary and unaudited, inherently uncertain and subject to change as we complete our financial statements as of and for the quarter ended September 30, 2020. These preliminary estimates are not guarantees of actual performance, and are not guarantees of, or indicative of, future performance. Given the timing of these preliminary estimates, we have not completed our customary financial closing and review procedures, including full income tax calculations and management’s review of the results. We may identify other items that require material adjustments to these preliminary estimates as we finalize our financial statement close procedures for the quarter. Accordingly, these preliminary estimates should not be viewed as a substitute for full interim financial statements for the quarter prepared in accordance with GAAP. Final results for the third quarter of 2020 could differ materially from these preliminary estimates. You should exercise caution in relying on these preliminary estimates and should not place undue reliance on this information or draw any inferences from this information regarding financial or operating data not yet provided or available. These preliminary results are subject to the final review by our audit committee and review by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. Important factors that could cause our actual results to differ from these preliminary estimates are set forth below under “Forward-Looking Statements.”

We have not included a GAAP reconciliation of our preliminary Adjusted EBITDA margin because we have not yet completed our financial closing procedures for the quarter ended September 30, 2020 and such reconciliation could not be produced without unreasonable effort. We will provide a full GAAP reconciliation of final Adjusted EBITDA when we report our full third quarter 2020 financial results.

About CARS

CARS is a leading digital marketplace and solutions provider for the automotive industry that connects car shoppers with sellers. Launched in 1998 with the flagship marketplace Cars.com and headquartered in Chicago, the Company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, CARS enables dealerships and OEMs with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share.

In addition to Cars.com, CARS companies include Dealer Inspire, a technology provider building solutions that future-proof dealerships with more efficient operations and connected digital experiences, FUEL, which gives dealers and OEMs the opportunity to harness the untapped power of digital video by leveraging Cars.com’s pure audience of in-market car shoppers, and DealerRater, a leading car dealer review and reputation management platform.

The full suite of CARS properties include Cars.com™, Dealer Inspire®, DealerRater®, FUEL™, Auto.com™, PickupTrucks.com™ and NewCars.com®. For more information, visit www.Cars.com.

Non-GAAP Financial Measures

This press release discusses Adjusted EBITDA margin. This financial measure is not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). This financial measure is presented as a supplemental measure of operating performance because we believe it provides meaningful information regarding our performance and provides a basis to compare operating results between periods. In addition, we use Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA also is used as a performance measure under our credit agreement and includes adjustments such as the items defined below and other further adjustments, which are defined in the credit agreement. Non-GAAP financial measures are frequently used by our lenders, securities analysts, investors and other interested parties to evaluate companies in our industry.

Other companies may define or calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments related to derivative instruments, and (7) certain other items, such as transaction-related costs, costs associated with the stockholder activist campaign, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets. We define Adjusted EBITDA margin as Adjusted EBITDA expressed as a percentage of revenue. Amortization of unfavorable contracts liability is not adjusted out of Adjusted EBITDA.

Transaction-related costs are certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (1) transaction-related bonuses and (2) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related costs may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, in addition to consulting, compensation and other incremental costs associated with integration projects.

Key Metric Definitions

Dealer Customers. Dealer Customers represent dealerships using our products as of the end of each reporting period. Each physical or virtual dealership location is counted separately, whether it is a single-location proprietorship or part of a large consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer.

Average Revenue Per Dealer (“ARPD”). We believe our ability to grow ARPD is an indicator of the value proposition of our products. We define ARPD as Direct retail revenue during the period divided by the monthly average number of direct Dealer Customers during the same period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning the impact of the COVID-19 pandemic on our industry, our dealer customers and our results of operations, our business strategies, strategic alternatives, plans and objectives, market potential, outlook, trends, future financial performance, planned operational and product improvements, potential strategic transactions, liquidity, including draws from our revolving credit facility, expense management and other matters and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements, strategic actions or prospects may differ materially from those expressed or implied by these forward-looking statements. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, current developments regarding the COVID-19 pandemic and other factors we think are appropriate. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by CARS and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of strategic action, performance or results. Our actual results and strategic actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission, available on our website at investor.cars.com or via EDGAR at www.sec.gov. All forward-looking statements contained in this press release are qualified by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The forward-looking statements in this report are intended to be subject to the safe harbor protection provided by the federal securities laws.

CARS Investor Relations Contact:

Kamal Hamid

khamid@cars.com

312.601.5110

CARS Media Contact:

Marita Thomas

mthomas@cars.com

312.601.5692

Source: Cars.com Inc.

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